Exhibit 32.2

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, the undersigned, Michael Noonan, each hereby certifies that, to the best of his knowledge, the Annual Report on Form 10-K of Finjan Holdings, Inc. for the fiscal year ended December 31, 2016 (i) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and (ii) that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Finjan Holdings, Inc.

Date:	March 27, 2017	By:	/s/ Michael Noonan
Michael Noonan
Chief Financial Officer and Treasurer